Exhibit 10.15

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REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of October 17, 2007, by and between Giant Interactive Group Inc., an exempted company duly incorporated and validly existing under the laws of the Cayman Islands (the “Company”) and Standard Chartered Private Equity Limited, a company incorporated in the Hong Kong Special Administrative Region of the People’s Republic of China (the “Investor”). The Company and the Investor are referred to herein collectively as “Parties” and individually as a “Party.”

RECITALS

A.	The Company and the Investor have entered into a Subscription Agreement dated the date hereof (the “Subscription Agreement”).

B.	In connection with the Subscription Agreement and in order to induce the Investor to purchase ordinary shares from the Company, the Company and the Investors have agreed to enter into this Agreement pursuant to which the Company grants registration rights with respect to the Common Shares as set forth in this Agreement and which shall become effective as provided in Section 1.3.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Parties agree as follows:

1. Interpretation; Effectiveness.

1.1 Definitions. The following terms shall have the meanings ascribed to them below:

“Applicable Securities Laws” means the securities law of the United States, including the Exchange Act and the Securities Act, and any applicable securities law of any state of the United States.

“Board” or “Board of Directors” means the board of directors of the Company.

“Business Day” means any day that is not a Saturday, Sunday, public holiday or other day on which commercial banks are required or authorized by law to be closed in the PRC, the Cayman Islands or The City of New York.

“Commission” means the Securities and Exchange Commission of the United States or any other federal agency at the time administering the Securities Act.

“Common Shares” means the ordinary shares, par value US$0.0000002, of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

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“Form F-3” means Form F-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Form S-3” means Form S-3 promulgated by the Commission under the Securities Act or any successor form or substantially similar form then in effect.

“Governmental Authority” means any nation or government or any nation, province or state or any other political subdivision thereof; any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the PRC or any other country, or any political subdivision thereof, any court, tribunal or arbitrator, and any self-regulatory organization.

“IPO” means the Company’s underwritten registered public offering pursuant to a Registration Statement first filed with the Commission on October 9, 2007.

“Law” means any constitutional provision, statute or other law, rule, regulation, official policy or interpretation of any Governmental Authority and any injunction, judgment, order, ruling, assessment or writ issued by any Governmental Authority.

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise or entity.

“PRC” means the People’s Republic of China, but solely for the purposes of this Agreement, excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Pre-IPO Shareholder” means any holder of Common Shares, other than the Investor, who (a) beneficially owned Common Shares immediately prior to completion of the IPO and (b) has been approved by the Board to participate in a Registration pursuant to this Agreement.

“Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement; and the terms “Register” and “Registered” have meanings concomitant with the foregoing.

“Registration Statement” means a registration statement prepared on Form F-1, F-2, F-3, S-1, S-2 or S-3 under the Securities Act (including, without limitation, Rule 415 under the Securities Act).

“Securities Act” means the United States Securities Act of 1933, as amended.

“U.S.” means the United States of America.

1.2 Interpretation. For all purposes of this Agreement, except as otherwise expressly provided, (i) the terms defined in this Section 1 shall have the meanings assigned to them in this Section 1 and include the plural as well as the singular, (ii) all references in this Agreement to designated “Sections” and other subdivisions are to the designated Sections and other subdivisions of the body of this Agreement, (iii) pronouns of either gender or neuter shall

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include, as appropriate, the other pronoun forms, (iv) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision (v) all references in this Agreement to designated schedules, exhibits and annexes are to the schedules, exhibits and annexes attached to this Agreement unless explicitly stated otherwise, (vi) “or” is not exclusive, (vii) the term “including” will be deemed to be followed by “, but not limited to,”; (viii) the terms “shall,” “will,” and “agrees” are mandatory, and the term “may” is permissive; (ix) the term “day” means “calendar day.”

1.3 Effectiveness; Additional Ordinary Shareholder Signatories. This Agreement shall take effect upon the closing of the Company’s IPO.

2. Demand Registration.

2.1 Registration Other Than on Form F-3 or Form S-3. Subject to the terms of this Agreement, at any time or from time to time after the date that is six (6) months after the closing of the IPO, the Investor may request in writing that the Company effect a Registration in respect of Common Shares having an aggregate gross offering price of at least US$12,500,000 purchased by the Investor in conjunction with the IPO. Upon receipt of such a request, the Company shall (x) promptly give written notice of the proposed Registration to Pre-IPO Shareholders and (y) as soon as practicable, use its reasonable best efforts to cause the Common Shares specified in the request, together with any Common Shares of any Pre-IPO Shareholder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered and/or qualified for sale and distribution in such jurisdiction as the Investor may request. Notwithstanding the foregoing, the Company shall not be obligated to make any Registration pursuant to this Section 2.1 to the extent a demand can be made pursuant to Section 2.2 below. The expenses of any Registration pursuant to this Section 2.1 shall be borne by the Investor and Pre-IPO Shareholder(s) participating in such demand Registration.

2.2 Registration on Form F-3 or Form S-3. Subject to the terms of this Agreement, if the Company qualifies for registration on Form F-3 or Form S-3, the Investor may request the Company to file a Registration Statement on Form F-3 or Form S-3 in connection with Common Shares having an aggregate gross offering price of at least US$12,500,000 purchased by the Investor. Upon receipt of such a request, the Company shall (i) promptly give written notice of the proposed Registration to Pre-IPO Shareholders and (ii) as soon as practicable, use its reasonable best efforts to cause the Common Shares specified in the request, together with any Common Shares of any Pre-IPO Shareholder who requests in writing to join such Registration within fifteen (15) days after the Company’s delivery of written notice, to be Registered. The expenses of any Registration pursuant to this Section 2.2 shall be borne by the Investor and Pre-IPO Shareholder(s) participating in such demand Registration.

2.3 Number of Demand Registrations. The Company shall be obligated to effect no more than a combined total of two (2) Registrations pursuant to Section 2.1 and Section 2.2 that have been declared and ordered effective.

2.4 Right of Deferral.

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(a) The Company shall not be obligated to Register or qualify Common Shares pursuant to this Section 2:

(i) if, within ten (10) days of the receipt of any request of the Investor to Register any Common Shares under Section 2.1 or Section 2.2, the Company gives notice to the Investor of its bona fide intention to effect the filing for its own account of a Registration Statement of Common Shares within ninety (90) days of receipt of that request; provided, that the Investor is entitled to join such Registration subject to Section 3; or

(ii) during the period starting with the date of filing by the Company of, and ending three (3) months following the effective date of any Registration Statement pertaining to Common Shares of the Company; provided, that the Investor is entitled to join such Registration subject to Section 3 (other than a registration of securities in a transaction under Rule 145 of the Securities Act or with respect to an employee benefit plan).

(b) If, after receiving a request from the Investor pursuant to Section 2.1 or Section 2.2 hereof, the Company furnishes to the Investor a certificate signed by the chief executive officer of the Company stating that, in the good faith judgment of the Board, there is a reasonable likelihood that it would be materially detrimental to the Company or its members for a Registration Statement to be filed in the near future, then the Company shall have the right to defer such filing for a period during which such filing would be materially detrimental; provided, that the Company may not Register any other Common Shares during such period (except for Registrations contemplated by Section 3.4).

2.5 Underwritten Offerings. If, in connection with a request to Register Common Shares under Section 2.1 or Section 2.2, the Investor seeks to distribute such Common Shares in an underwritten offering, it shall so advise the Company as a part of the request. In such event, the right of the Investor to include its Common Shares in such Registration shall be conditioned upon its participation in such underwritten offering and the inclusion of its Common Shares in the underwritten offering to the extent provided herein. The Investor shall enter into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected for such underwritten offering by the Company. Notwithstanding any other provision of this Agreement, if the managing underwriter advises the Company that marketing factors (including without limitation the aggregate number of securities requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Common Shares to be underwritten in a Registration pursuant to Section 2.1 or 2.2, the underwriters may exclude Common Shares requested to be Registered; provided, however, that (i) the Common Shares of all shareholders other than the Investor shall be excluded from the Registration first; and (ii) the Common Shares to be included in the Registration on behalf of the non-excluded shareholders (other than the Investor) are otherwise allocated among all shareholders in proportion, as nearly as practicable, to the respective amounts of Common Shares requested by such shareholders to be included. Any Common Shares excluded or withdrawn from such underwritten offering shall be withdrawn from the Registration.

3. Piggyback Registrations.

3.1 Registration of the Company’s Securities. Subject to the terms of this Agreement, if the Company proposes to Register for its own account any of its Common Shares, or for the account of any shareholder (other than the Investor) of Common Shares any of such shareholder’s Common Shares, in connection with the public offering of such

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securities solely for cash (except as set forth in Section 3.4), the Company shall promptly give the Investor written notice of such Registration and, upon the written request of the Investor given within fifteen (15) days after delivery of such notice, the Company shall use commercially reasonable efforts to include in such Registration any Common Shares thereby requested to be Registered by the Investor. If the Investor decides not to include all or any of its Common Shares in such Registration by the Company, the Investor shall nevertheless continue to have the right to include any Common Shares in any subsequent Registration Statement or Registration Statements as may be filed by the Company, all upon the terms and conditions set forth herein.

3.2 Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under Section 3.1 prior to the effectiveness of such Registration, whether or not the Investor has elected to participate therein. The expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4.3.

3.3 Underwriting Requirements.

(a) In connection with any offering involving an underwriting of the Company’s Common Shares solely for cash, the Company shall not be required to Register the Common Shares of the Investor under this Section 3 unless the Investor’s Common Shares are included in the underwritten offering and the Investor enters into an underwriting agreement in customary form with the underwriter or underwriters of internationally recognized standing selected by the Company and setting forth such terms for the underwritten offering as have been agreed upon between the Company and the underwriters. In the event the underwriters advise the Investor seeking Registration of Common Shares pursuant to this Section 3 in writing that market factors (including the aggregate number of Common Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of Common Shares to be underwritten, the underwriters may exclude Common Shares requested to be Registered; provided, however, that (i) the Company shall be entitled to include up to 30% of the Common Shares included in such Registration Statement; (ii) the Common Shares of all shareholders other than the Investor shall be excluded from the Registration first; and (iii) the Common Shares to be included in the Registration on behalf of the non-excluded shareholders (other than the Investor) are otherwise allocated among all shareholders in proportion, as nearly as practicable, to the respective amounts of Common Shares requested by such shareholders to be included.

(b) If the Investor disapproves the terms of any underwriting, the Investor may elect to withdraw therefrom by written notice to the Company and the underwriters delivered at least ten (10) days prior to the effective date of the Registration Statement. Any Common Shares excluded or withdrawn from the underwritten offering shall be withdrawn from the Registration.

3.4 Exempt Transactions. The Company shall have no obligation to Register any Common Shares under this Section 3 in connection with a Registration by the Company (i) relating solely to the sale of securities to participants in a Company share plan, or (ii) relating to a corporate reorganization or other transaction under Rule 145 of the Securities Act (or comparable provision under the Laws of another jurisdiction, as applicable); (iii) on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Common Shares, or (iv) relating to

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a registration in which the only Common Shares being registered are Common Shares issuable upon conversion of debt securities that are also being registered.

4. Registration Procedures.

4.1 Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Common Shares held by the Investor, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the Commission a Registration Statement with respect to those Common Shares and use commercially reasonable efforts to cause that Registration Statement to become effective, and, upon the request of the Investor Registered thereunder, keep the Registration Statement effective for up to thirty (30) days or, if earlier, until the distribution thereunder has been completed; provided, however, that such thirty (30) day period shall be extended for a period of time equal to the period the Investor refrains from selling any Common Shares included in such Registration at the written request of the underwriter(s) for such Registration;

(b) Prepare and file with the Commission amendments and supplements to that Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to comply with the provisions of Applicable Securities Laws with respect to the disposition of all Common Shares covered by the Registration Statement;

(c) Furnish to the Investor the number of copies of a prospectus, including a preliminary prospectus, required by Applicable Securities Laws, and any other documents as they may reasonably request in order to facilitate the disposition of Common Shares owned by them;

(d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in customary form reasonably acceptable to the Company, with the managing underwriter(s) of the offering. Each shareholder participating in the underwritten offering shall also enter into and perform its obligations under such an agreement;

(e) Notify the Investor at any time when a prospectus relating thereto is required to be delivered under Applicable Securities Laws of (i) the issuance of any stop order by the Commission, or (ii) the happening of any event as a result of which any prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

(f) Take all reasonable action necessary to list the Common Shares on the New York Stock Exchange, the primary exchange on which the Company’s securities will be traded.

4.2 Information from the Investor. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Common Shares owned by the Investor that the Investor shall furnish to the Company such information regarding itself, the Common Shares owned by it, and the intended method of disposition of such Common Shares as shall be required to effect the Registration of the Investor’s Common Shares.

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4.3 Expenses of Registration. All expenses, other than the underwriting discounts and selling commissions applicable to the sale of Common Shares pursuant to this Agreement (which shall be borne by the shareholders requesting Registration on a pro rata basis in proportion to their respective numbers of Common Shares sold in such Registration), incurred in connection with Registrations, filings or qualifications pursuant to this Agreement shall be borne by the (i) the shareholders participating in any Registration pursuant to Section 2.1 or Section 2.2 or (ii) by the Company and/or the shareholder(s) on a pro rata basis pursuant to Section 3.1.

5. Additional Registration-Related Undertakings.

5.1 Reports under the Exchange Act. With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act and any comparable provision of any Applicable Securities Laws that may at any time permit the Investor to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3 or Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under all Applicable Securities Laws; and

(c) at any time following ninety (90) days after the effective date of the first Registration under the Securities Act filed by the Company for an offering of its securities to the general public by the Company, promptly furnish to the Investor (if it still owns Common Shares) upon written request (i) a written statement by the Company that it has complied with the reporting requirements of all Applicable Securities Laws at any time after it has become subject to such reporting requirements or, at any time after so qualified, that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 or Form S-3, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents as filed by the Company with the Commission, and (iii) such other information as may be reasonably requested in availing the Investor (if it still owns Common Shares) of any rule or regulation of the Commission, that permits the selling of any such securities without Registration or pursuant to Form F-3 or Form S-3.

5.2 Termination of Registration Rights. The rights set forth in Section 2 and Section 3 of this Agreement shall terminate on the date that is the two (2) year anniversary of the date of the closing of the IPO. Notwithstanding the foregoing, (i) the right of the Investor to require registration of its Common Shares shall lapse at such time that the Investor may sell all its Common Shares under Rule 144 of the Securities Act during any ninety (90) day period and (ii) the right of the Investor to require registration shall terminate if Company counsel (assuming receipt of customary Investor representations) is prepared to deliver a customary opinion to the Investor and the Depositary for the Company’s ADS facility that the Shares may be deposited into the ADS facility.

6. Miscellaneous.

6.1 Governing Law. This Agreement shall be governed by and construed under

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the Laws of the State of New York, without regard to principles of conflicts of law thereunder.

6.2 Dispute Resolution.

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the interpretation, breach, termination or validity hereof, shall first be subject to resolution through consultation of the parties to such dispute, controversy or claim. Such consultation shall begin within three days after one Party hereto has delivered to the other Party hereto a written request for such consultation (the “Consultation Request”). If within thirty (30) days following the date on which the Consultation Request is delivered the dispute cannot be resolved, the dispute shall be submitted to arbitration upon the request of either Party with notice to the other (the “Notice”).

(b) The arbitration shall be conducted in Hong Kong under the auspices of the Hong Kong International Arbitration Centre (the “Centre”). There shall be three arbitrators. The Party initiating the arbitration shall appoint one (1) arbitrator in the Notice. The other Party to the arbitration shall select one (1) arbitrator within thirty (30) days after receiving the Notice. The Chairman of the Centre shall select the third arbitrator, who shall be qualified to practice law in New York. Such arbitrators shall be freely selected, and the Parties and the Chairman of the Centre shall not be limited in their selection to any prescribed list. If either Party does not appoint an arbitrator who has consented to participate within thirty (30) days after selection of the first arbitrator, the relevant appointment shall be made by the Chairman of the Centre.

(c) The arbitration proceedings shall be conducted in English. The arbitration tribunal shall apply the United Nations Commission on International Trade Law Arbitration Rules pursuant to the Centre procedures for the administration of international arbitration in effect at the time of the Notice. However, if such rules are in conflict with the provisions of this Section 6.2, including the provisions concerning the appointment of arbitrators, the provisions of this Section 6.2 shall prevail.

(d) Each Party hereto shall cooperate with the other in making full disclosure of and providing complete access to all information and documents requested by the other in connection with such arbitration proceedings, subject only to any confidentiality obligations binding on such Party.

(e) The award of the arbitration tribunal shall be final and binding upon the disputing Parties, and either Party may apply to a court of competent jurisdiction for enforcement of such award.

(f) Either Party shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

6.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

6.4 Notices. Any notice required or permitted pursuant to this Agreement shall be given in writing and shall be given either personally or by sending it by next-day or second-day

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courier service, fax, electronic mail or similar means to the address as shown below the signature of such Party on the signature page of this Agreement (or at such other address as such Party may designate by fifteen (15) days’ advance written notice to the other Parties to this Agreement given in accordance with this Section). Where a notice is sent by next-day or second-day courier service, service of the notice shall be deemed to be effected by properly addressing, pre-paying and sending by next-day or second-day service through an internationally-recognized courier a letter containing the notice, with a confirmation of delivery, and to have been effected at the expiration of two days after the letter containing the same is sent as aforesaid. Where a notice is sent by fax or electronic mail, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organization, with a written confirmation of delivery, and to have been effected on the day the same is sent as aforesaid.

6.5 Headings and Titles. Headings and titles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing Party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such Party may be entitled.

6.7 Entire Agreement: Amendments and Waivers. This Agreement (including any Schedules or Exhibits hereto) constitutes the full and entire understanding and agreement among the Parties with regard to the subjects hereof and thereof, and supersedes all other agreements between or among any of the Parties with respect to the subject matter hereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of both Parties.

6.8 Severability. If a provision of this Agreement is held to be unenforceable under applicable Laws, such provision shall be excluded from this Agreement and the remainder of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.9 Further Assurances. The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

6.10 Rights Cumulative. Each and all of the various rights, powers and remedies of a Party hereto will be considered to be cumulative with and in addition to any other rights, powers and remedies which such Party may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy will neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such Party.

6.11 No Waiver. Failure to insist upon strict compliance with any of the terms, covenants, or conditions hereof will not be deemed a waiver of such term, covenant, or condition, nor will any waiver or relinquishment of, or failure to insist upon strict compliance with, any right, power or remedy power hereunder at any one or more times be deemed a waiver or relinquishment of such right, power or remedy at any other time or times.

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6.12 No Presumption. The Parties acknowledge that any applicable Law that would require interpretation of any claimed ambiguities in this Agreement against the Party that drafted it has no application and is expressly waived. If any claim is made by a Party relating to any conflict, omission or ambiguity in the provisions of this Agreement, no presumption or burden of proof or persuasion will be implied because this Agreement was prepared by or at the request of any Party or its counsel.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

COMPANY:	GIANT INTERACTIVE GROUP INC.

By:
Name:
Title:

Address:	2/F No. 29 Building
396 Guilin Road
Shanghai 200233
People’s Republic of China
Attn: Eric He, Chief Financial Officer

Facsimile:

With a copy to:

O’MELVENY & MYERS LLP
Plaza 66, 37th Floor
1266 Nanjing Road West
Shanghai 200040
People’s Republic of China
Attn: Kurt J. Berney, Esq.

Facsimile: (86 21) 2307-7300

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

INVESTOR:	STANDARD CHARTERED PRIVATE EQUITY LIMITED

By:
Name:
Title:

Address:

Attention:

Facsimile:

With a copy to:

LATHAM & WATKINS LLP
41st Floor, One Exchange Square
8 Connaught Road Central
Hong Kong
Attention: David Zhang, Esq.

Facsimile: (852) 2522-7006

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